Exhibit 1.1
EXECUTION VERSION
Pioneer Natural Resources Company
6.65% Senior Notes due 2017
Debt Securities
Underwriting Agreement
March 7, 2007
Deutsche Bank Securities Inc.
   As Representative of the several Underwriters
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Goldman, Sachs & Co.
UBS Securities LLC
Wachovia Capital Markets, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street, New York, New York 10005
Goldman, Sachs & Co.
As qualified independent underwriter
85 Broad Street, New York, New York 10004
Ladies and Gentlemen:
     Pioneer Natural Resources Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Deutsche Bank Securities Inc. (the “Representative”) is acting as representative, the principal amount of its 6.65% Senior Notes due 2017, as described in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of January 13, 1998, as amended and supplemented (the “Original Indenture”), between The Bank of New York Trust Company, N.A., as successor trustee (the “Original Indenture Trustee”) and the Company, as to be supplemented with respect to the Securities by the Seventh Supplemental Indenture to be dated as of the Closing Date (as defined below), among the Original Indenture Trustee, Wells Fargo Bank, National Association as series trustee (the “Series Trustee” and together with the Original Indenture Trustee, the “Trustee”) for the Securities and the Company (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final

Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
     The Company and the Underwriters, in accordance with the requirements of Rule 2710(h) (“Rule 2710(h)”) of the NASD and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that:
          (a) Registration Requirement Compliance. The Company meets the eligibility requirements for use of Form S-3, has filed a registration statement on Form S-3 (File No. 333-88478) in respect of the Securities and has caused the Trustee to prepare and file with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”); such registration statement and any post-effective amendment thereto, in each case including the Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form S-3 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Representative, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Form T-1 of the Trustee, each as amended at the time such part of the registration statement became effective and including any post effective amendment thereto, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed part of such registration statement, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the Execution Time, being hereinafter called the “Basic Prospectus”; with respect to the Securities, “Final Prospectus” means the Basic Prospectus as amended or supplemented prior to the Execution Time, until such time after the Execution Time as the first prospectus supplement containing pricing information with respect to the Securities relating to the offering of the Securities is filed with the Commission, at which time “Final Prospectus” with respect to such Securities, shall mean the Basic Prospectus including such supplement; any reference herein to any Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Basic Prospectus, Preliminary Final Prospectus or Final Prospectus, as the case may be; any reference to any amendment or supplement to any Basic Prospectus, Preliminary Final Prospectus or Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under the Exchange Act and incorporated by reference in such amendment or supplement;
          (b) Incorporated Documents. The documents included or incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents so filed and incorporated by reference in the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act;
          (c) Disclosure Conformity. On the Effective Date, the Registration Statement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects with the Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Act and the Trust Indenture Act; on the date each was first filed, the Basic Prospectus did and the Final Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the rules and regulations of the Commission; the Registration Statement, as of the Effective Date, and the Basic Prospectus as of its filing date, and in each case at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its filing date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Final Prospectus, or to the Form T-1 of the Trustee;
          (d) Disclosure Package. As of 3:57 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”) and as of the Closing Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company or on behalf of any Underwriter through the Representative specifically for inclusion therein;

          (e) Company not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer;
          (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein;
          (g) Company Good Standing. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole;
          (h) Subsidiary Good Standing. Each subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein); and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than those arising under the Company’s bank line of credit;

          (i) Authorized Capitalization. The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus;
          (j) Agreement, Securities and Indenture Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representative to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; the Indenture, which was incorporated by reference as an exhibit to the Registration Statement, has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus with respect to such Securities;
          (k) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;
          (l) Financial Statements. The consolidated historical financial statements of the Company included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and, if pro forma financial statements are included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, then the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and
          (m) Officers’ Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not a representation or warranty by the signing officer in his or her individual capacity), as to matters covered thereby, to each Underwriter.
          2. Qualified Independent Underwriter.
          (a) The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Securities. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.
          (b) The QIU hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus:
     (i) The QIU constitutes a “qualified independent underwriter” within the meaning of Rule 2720(b)(15);
     (ii) The QIU has participated in the preparation of the Disclosure Package and the Final Prospectus and has exercised the usual standards of “due diligence” in respect thereto;
     (iii) The QIU has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof; and
     (iv) Subject to the provisions of Section 6 hereof, the QIU will furnish to the Underwriters at the execution of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iii) above.
          (c) The Company agrees to cooperate with the Underwriters and the QIU to enable the Underwriters to comply with Rule 2710(h) and the QIU to perform the services contemplated by this Agreement.
          (d) The Company agrees promptly to reimburse the QIU for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.
          3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          4. Delivery and Payment. (a) Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct and agree to with the Company; and
          (b) As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to the Representative for the respective accounts of the several Underwriters a commission of 0.650% of the principal amount of Securities sold to the Underwriters under this Agreement. Payment to the Representative shall be made by wire transfer payable in same-day funds to an account specified by the Representative. All payments to be made by the Company to the Representative as compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, provided that each Underwriter deals at arm’s length with the Company and (i) any such commission or fee is payable in respect of services rendered by an Underwriter that are performed in the ordinary course of business carried on by the Underwriter, which includes the performance of such services for a fee, and (ii) any such amount is reasonable under the circumstances.
          5. Agreements. The Company agrees with the Representative and the several Underwriters that:
          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including the Final Prospectus or any Preliminary Final Prospectus) unless the Company has furnished a copy to the Representative for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless filing is immediately required by law without right of appeal. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Basic Prospectus and Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, and the selling concession and reallowance, if any, in a form approved by the Representative and shall file such Final Prospectus with the Commission not later than the Commission’s close of business on the second business day following the Execution Time. The Company will promptly file all reports required to be filed by it with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act)

in connection with the offering or sale of the Securities, and during such same period will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;
          (b) Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will promptly (i) notify the Representative of such event, (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to the Representative in such quantities as it may reasonably request;
          (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;
          (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to the Representative for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, Issuer Free Writing Prospectus and Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;
          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States of America as the Representative may designate upon consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the NASD, in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;
          (f) The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act (other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;
          (g) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities with a term in excess of nine months issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction within the U.S. marketplace until the Business Day set forth in Schedule I hereto;
          (h) The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Final Prospectus and the Disclosure Package under the caption “Use of Proceeds”;
          (i) In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus prepared in connection with such offering and transmitted for filing, in each case, was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing;
          (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Issuer Free Writing Prospectus, each Preliminary Final Prospectus and Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, each Issuer Free Writing Prospectus and Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; (vii) any fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees charged by securities rating services for rating the Securities; (ix) all costs and expenses of Goldman, Sachs & Co., including the reasonable fees and disbursements of its counsel, incurred in its capacity as “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720 in connection with the offering of the Securities; and (x) all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder; and
          (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions of this Section, to the performance by the Company of its obligations hereunder, the condition (in the case of the Underwriters) that the QIU shall have furnished to the Underwriters the letter referred to in clause (iv) of Section 2(b) hereof and to the following additional conditions:
          (a) Each Preliminary Final Prospectus that supplements the Basic Prospectus and the Final Prospectus shall have been filed with the Commission, in each case, within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Commission;
          (b) The Representative shall have received from Vinson & Elkins LLP, counsel for the Company, their opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Annex I hereto;
          (c) The Representative shall have received from the General Counsel to the Company, his opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Annex II hereto;
          (d) The Representative shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture (if applicable), the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably require and request for the purpose of enabling them to pass upon such matters;
          (e) The Company shall have furnished to the Representative a certificate of the Company, signed in their representative capacities by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been, to the Company’s knowledge, instituted or threatened by the Commission; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, as amended or supplemented prior to the Execution Time, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, or as described in such certificate;
          (f) At the Execution Time and the Closing Date, the Representative shall have received from Ernst & Young LLP a letter or letters dated such date or dates, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus;
          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement as amended or supplemented prior to the Execution Time, the Final Prospectus as amended or supplemented prior to the Execution Time or any Issuer Free Writing Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, as amended or supplemented prior to the Execution Time, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Final Prospectus and any Issuer Free Writing Prospectus;
          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; and
          (i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered to the offices of Milbank, Tweed, Hadley & McCloy LLP at One Chase Manhattan Plaza, New York, New York 10005 on the Closing Date or such other place as the Representative shall so instruct.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. QIU Consent. The QIU hereby consents to the references to it as set forth under the caption “Underwriting” in the Disclosure Package and the Final Prospectus and in any amendment or supplement thereto made in accordance with Section 5(a) hereof.
          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter;
          (b) (i) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (z) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.
     (ii) The obligations of the Company under this Section 9(b) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act;
          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the names listed in the table included in the first paragraph of the text, (ii) the third paragraph of text concerning concessions, (iii) the sixth paragraph of text concerning confirmation of sales to any account over which the Underwriters exercise discretionary authority, (iv) the third sentence in the seventh paragraph of text concerning market making by the Underwriters and (v) the eighth, ninth and tenth paragraphs of text concerning stabilizing transactions, penalty bids and transactions with the Company or interests in the proceeds of the offering, in any Preliminary Final Prospectus and Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Registration Statement, the Disclosure Package or the Final Prospectus;
          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to assume the defense thereof and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (including local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party; and
          (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the QIU and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters or the QIU may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters or the QIU on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter or the QIU (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the total price at which the Securities underwritten and distributed to the public by such Underwriter or QIU was offered to the public. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the QIU and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters or the QIU on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters or the QIU shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, or the fee payable to the QIU in Section 2 hereof. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters or the QIU on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the QIU and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter or the QIU within the meaning of the Act and each director, officer, employee and agent of an Underwriter or the QIU shall have the same rights to contribution as such Underwriter or the QIU, and each person who controls the Company within the meaning of the Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).
          10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all of the unsold Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
          11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time, (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States or New York state, (iii) there shall have occurred a change or development involving a prospective change in United States taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, except as existing with similar severity on the date hereof involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis, except as existing with similar severity on the date hereof the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the

Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., office of the Legal Department (fax no.: (212) 797-4564) and confirmed to Senior Counsel, Deutsche Bank Securities Inc. at 60 Wall Street, Floor 36, New York, New York, 10005; if sent to the QIU, will be mailed or delivered to Goldman, Sachs & Co., Registration Department and confirmed to Registration Department, Goldman, Sachs & Co. at One New York Plaza, 42nd Floor, New York, New York 10004; or, if sent to the Company, will be mailed, delivered or telefaxed to Pioneer Natural Resources Company (fax no.: (972) 969-3552) and confirmed to it at 5205 N. O’Connor Boulevard, Suite 900, Irving, Texas 75039, Attention: General Counsel.
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          15. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
     “Basic Prospectus” shall mean the final short form shelf prospectus as most recently amended, if applicable, filed with the Commission, in accordance with the Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Basic Prospectus, together with each Preliminary Final Prospectus that supplements the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.
     “Environmental Laws” shall mean any United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.
     “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.
     “Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

     “Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the QIU and the several Underwriters.

Very truly yours, PIONEER NATURAL RESOURCES COMPANY
By:	/s/ Richard P. Dealy
	Name:	Richard P. Dealy
	Title:	Executive Vice President and Chief Financial Officer
Signature Page
Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. J.P. MORGAN SECURITIES INC. BANC OF AMERICA SECURITIES LLC GOLDMAN, SACHS & CO. UBS SECURITIES LLC WACHOVIA CAPITAL MARKETS, LLC BY: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Nigel W. H. Cree
	Name:	Nigel W. H. Cree
	Title:	Managing Director/Debt Syndic Deutsche Bank Securities Inc.

By:	/s/ Ben Smllchensky
	Name:	Ben Smllchensky
	Title:	Managing Director Deutsche Bank Securities

For itself and as the Representative of the other several Underwriters. GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
As qualified independent underwriter.

Signature Page
Underwriting Agreement

SCHEDULE I
Underwriting Agreement dated March 7, 2007
Registration Statement No. 333-88478
Representative: Deutsche Bank Securities Inc.
Title, Purchase Price, Underwritten Commission and Description of Securities:
Title: 6.65% Senior Notes due 2017
Principal amount: US$500,000,000
Purchase price (include accrued interest or amortization, if any): 99.039%
Underwriting commission: 0.650% of the principal amount of Securities sold to the Underwriters under this Agreement.
Sinking fund provisions: None
Redemption provisions: Make-Whole Call + 50 basis points
Other provisions: None

Closing Date, Time and Location:	March 12, 2007 at 10:00 a.m. (Eastern time) at Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005
Type of Offering: Non-delayed
Date referred to in Section 5(g) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s) shall be the earlier of:
(A) 5 days from the date of this Agreement, provided that (i) the Representative receives written notification in advance of any new offering of debt securities issued or guaranteed by the Company and (ii) the Underwriters’ selling efforts with respect to the debt securities offered pursuant to this Agreement have concluded and trading in such debt securities is continuing; or (B) 30 days from the date of this Agreement.
Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(g) at the Execution Time: None

SCHEDULE II

	Principal Amount
	of Securities to be
Underwriters	Purchased
Deutsche Bank Securities Inc.	US$	300,000,000
J.P. Morgan Securities Inc.		140,000,000
Banc of America Securities LLC		15,000,000
Goldman, Sachs & Co.		15,000,000
UBS Securities LLC		15,000,000
Wachovia Capital Markets, LLC		15,000,000

Total	US$	500,000,000

SCHEDULE III
Filed Pursuant to Rule 433 of the Act
Registration No. 333-88478
March 7, 2007
Pioneer Natural Resources Company
Pricing Term Sheet

Issuer:	Pioneer Natural Resources Company
Security Type:	SEC Registered
Principal Amount:	$500,000,000
Coupon:	6.65%
Stated Maturity Date:	March 15, 2017
Issue Price:	99.689% of face amount
Yield to Maturity:	6.693%
US Treasury Benchmark:	4.625% due February 15, 2017
US Treasury Yield:	4.493%
Spread to US Treasury:	2.20%
Trade Date:	March 7, 2007
Original Issue/Settlement Date:	March 12, 2007
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2007
Make Whole Call:	Greater of par or T+ 50 bps
Sole Bookrunner and Joint Lead Manager:	Deutsche Bank Securities Inc.
Joint Lead Manager:	J.P. Morgan Securities Inc.
Co-Managers:	Banc of America Securities LLC
Goldman, Sachs & Co.
UBS Securities LLC
Wachovia Capital Markets, LLC
Revised Defined Term:
“Rating Decline” means the rating of the notes shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies, provided, however, if the rating of the notes by each of the Rating Agencies is Investment Grade, then “Rating Decline” will mean the rating of the notes shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each Rating Agency so that the rating of the notes by each of the Rating Agencies falls below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies; provided, that the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes).
Additional Defined Term:
“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s shall not make a rating on the notes publicly available, another Rating Agency.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611.

ANNEX I
Opinion of Vinson & Elkins, LLP
Counsel to the Company
     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     (ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. Pioneer USA has corporate power and authority to own and lease its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     (iii) The Company has an authorized capitalization as described in the Disclosure Package and the Final Prospectus.
     (iv) The Securities, when issued and delivered, will conform in all material respects as to legal matters to the description contained in the Disclosure Package and the Final Prospectus, under the caption “Description of Notes” and “Description of Debt Securities”.
     (v) The Company has duly authorized, executed and delivered the Underwriting Agreement.
     (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act, the Exchange Act or the Trust Indenture Act and such as may be required under state securities laws.
     (vii) The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance and sale of the Securities by the Company will not result in a breach or violation of any of the terms and provisions of the Restated Certificate of Incorporation or Bylaws of the Company.
     (viii) The execution, delivery and performance of the Underwriting Agreement by the Company and the issuance and sale of the Securities by the Company will not result in a violation of any statute, any rule or, to our knowledge, any regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of its properties.

     (ix) The execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any order known to us of any governmental agency or body in any court having jurisdiction over the Company or any subsidiary of the Company or any of its properties, or any agreement or instrument included as an exhibit to a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission under the Exchange Act, to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.
     (x) The Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement.
     (xi) The Registration Statement has become effective under the Act.
     (xii) The Final Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on March 7, 2007.
     (xiii) To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.
     (xiv) The Registration Statement, as of its effective date and as of the date of the Underwriting Agreement, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.
     (xv) The Final Prospectus, as of its date, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.
     (xvi) The Disclosure Package, as of the Initial Sale Time, appears on its face to comply as to form in all material respects with the requirements of the Act and the rules and regulations issued by the Commission thereunder.
     (xvii) The Indenture and the Seventh Supplemental Indenture each have been duly authorized, executed and delivered by the Company.
     (xviii) The Indenture has been duly qualified under the Trust Indenture Act.
     (xix) The Indenture and the Seventh Supplemental Indenture constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).
     (xx) The Securities have been duly authorized and executed and, when authenticated in accordance with the Indenture and the Seventh Supplemental Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought).
     We have participated in conferences with officers and other representatives of the Company, in-house attorneys for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although we did not verify such information and are not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as counsel to the Company in this transaction (and relying as to materiality as to factual matters on officers, employees and other representatives of the Company), no facts have come to our attention that have caused us to believe that (a) the Registration Statement, at the time it became effective or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date the Final Prospectus was issued and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, view belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus.

ANNEX II
Opinion of General Counsel to the Company
     (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business or results of operations of the Company and its subsidiaries considered as a whole.
     (ii) Pioneer Natural Resources USA, Inc. (“Pioneer USA”) is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), Underwriters’ business or results of operations of the Company and its subsidiaries considered as a whole.
     (iii) All outstanding shares of capital stock of Pioneer USA have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any liens, encumbrances, equities or claims, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and other than those arising under the Company’s bank line of credit.
     I have participated in conferences with officers and other representatives of the Company, representatives of counsel for the Company, representatives of the registered public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed and, although I did not verify such information and am not passing on and do not assume responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, on the basis of the foregoing in the course of acting as General Counsel to the Company (and relying as to materiality as to factual matters on officers, employees and other representatives of the Company), no facts have come to my attention that have caused me to believe that (a) the Registration Statement, at the time it became effective or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of the date the Final Prospectus was issued and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no opinion, view belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto, other financial data, natural resource reserves or engineering information or data or estimated future net revenues therefrom, whether or not discounted, included in the Registration Statement, the Disclosure Package or the Final Prospectus.

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